Exhibit 3.1

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
KINDER MORGAN, INC.

The undersigned, Kinder Morgan, Inc., a Kansas corporation (the "Corporation"), for the purpose of amending the Articles of Incorporation of the Corporation, in accordance with the General Corporation Code of the State of Kansas, does hereby make and execute this Certificate of Amendment of Articles of Incorporation and does hereby certify that:

1.

Kinder Morgan, Inc. was originally incorporated under the name Kansas Pipe Line & Gas Company and the original Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Kansas on May 18, 1927.  The Board of Directors of the Corporation adopted Restated Articles of Incorporation on August 16, 1988, and the Corporation subsequently amended said Restated Articles of Incorporation with the approval of its stockholders on July 13, 1994, as further corrected on August 30, 1995 and amended on April 30, 1998, October 7, 1999, May 10, 2005 and October 20, 2005.  The Corporation subsequently adopted Amended and Restated Articles of Incorporation with the approval of its stockholders on May 30, 2007.

2.

The following resolution proposed by the Board of Directors and adopted by the written consent of the stockholders of the Corporation in accordance with the provisions of Section 17-6518 of the Kansas Statutes Annotated, as amended, sets forth the amendment adopted:

RESOLVED, that Article One of the Amended and Restated Articles of Incorporation of the Corporation be, and it hereby is, superseded and replaced in its entirety with the following:

"ARTICLE ONE
NAME

The name of the corporation (the "Corporation") is Knight Inc."

3.

Such amendment has been duly adopted in accordance with the provisions of Section 17-6602 of the Kansas Statutes Annotated, as amended.

IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the Corporation by its duly authorized officer as of the 14th day of June, 2007.

KINDER MORGAN, INC.
By:	/s/ Joseph Listengart
Name: Joseph Listengart Title: Vice President